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                                 EXHIBIT 99.3

                        Form of Stock Option Agreement

[LOGO OF ENCAD, INC.]

                                  EXHIBIT A

                                  ENCAD, INC.
                            1998 STOCK OPTION PLAN

                          STOCK OPTION AGREEMENT FOR
                NON-STATUTORY OPTIONS GRANTED UNDER ARTICLE TWO

RECITALS

     I. The Corporation has implemented a discretionary option grant program under the Plan to provide meaningful incentive to selected Employees, independent consultants and advisors to continue in the Service of the Corporation (or any Parent or Subsidiary).

     II. The Optionee is selected as an Employee considered to render valuable services to the Corporation (or a Parent or Subsidiary).

     III. This Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the grant of a Non-Statutory Stock Option to the Optionee.

     IV. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

          A. GRANT OF OPTION The Corporation hereby grants to the Optionee, as of the Grant Date, this option to purchase up to the number of Option Shares specified in the Notice of Grant. The Option Shares shall be purchasable from time to time during the Option Term specified in Paragraph B at the Exercise Price specified in the Notice of Grant.

          B. OPTION TERM This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph E or F.

          C. LIMITED TRANSFERABILITY This option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment. Should the Optionee die while holding this option, then this option shall be transferred in accordance with Optionee's will or the laws of descent and distribution.

          D. DATES OF EXERCISE This option shall become exercisable for the Option Shares in one or more installments as specified in the Notice of Grant. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner expiration of the Option Term under Paragraph E or F.

          E. TERMINATION OF SERVICE The Option Term specified in Paragraph B shall expire (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

               1. Should the Optionee's Service terminate for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then the period during which this option may be exercised shall be limited to the ninety (90)-day period measured from the date of termination.

               2. Should the Optionee die while then the personal representative of the Optionee's estate or the person or persons to whom this option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution, shall have a twelve (12) month period (commencing with the date of the Optionee's death) during which to exercise this option for any or all of the Option Shares exercisable at the time of death.

               3. Should the Optionee's Service terminate by reason of Permanent Disability while this option is outstanding, then the period during which this option may be exercised shall be limited to the twelve
     (12)-month period measured from the date of termination.

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               4.   During the applicable post-Service exercise period, this
     option may not be exercised in the aggregate for more than the number of Option Shares for which this option is exercisable on the date of the Optionee's termination of Service. Upon the expiration of the applicable post-Service exercise period or (if earlier) upon the expiration of the Option Term, this option shall terminate and cease to be outstanding for any otherwise exercisable Option Shares for which this option has not been exercised. However, this option shall, immediately upon the Optionee's termination of Service, terminate and cease to be outstanding for any and all Option Shares for which this option is not otherwise at that time exercisable.

               5. Should the Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to be outstanding.

               6. In no event shall this option be exercisable after the expiration of the Option Term.

          F.   SPECIAL ACCELERATION OF OPTION

               1. In the event of any Corporate Transaction, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of the Option Shares as fully-vested shares of Common Stock. However, this option shall not become exercisable on such an accelerated basis if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be continued by the Corporation (in the event that it is the surviving parent corporation in the Corporate Transaction) or is assumed by the successor corporation (or parent thereof), or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those shares over the exercise price payable for such shares) and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those Option Shares as set forth in the Notice of Grant.

               2. Immediately following the consummation of a Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

               3. In the event this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, PROVIDED that the aggregate Exercise Price shall remain the same.

               4. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


          G. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude any dilution or enlargement of benefits hereunder.

          H. STOCKHOLDER RIGHTS The Optionee shall not have any rights as a stockholder with respect to the Option Shares until the Optionee has exercised this option, paid the Exercise Price and been issued such shares.

          I.   MANNER OF EXERCISING OPTION

               1. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, the Optionee (or any other person or persons exercising the option) must take the following actions:

                        a. Execute and deliver to the Corporation a Notice to Exercise (attached to this Agreement as Exhibit I).


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                        b.   Pay the aggregate Exercise Price and any federal,
     state and local income and employment withholding taxes required upon exercise of the purchased Option Shares in one or more of the following forms:

                              (i) cash or check payable to the Corporation's order;

                              (ii) shares of Common Stock held by the Optionee
               (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                              (iii) a combination of such shares, and cash or check payable to the Corporation's order; or

                              (iv) a "same-day sale" and remittance
               procedure pursuant to which the Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased Option Shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus any applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise, and to the Corporation to deliver the purchased Option Shares directly to such brokerage firm in order to complete the sale transaction.

                    c. Except to the extent that a "same-day sale" and remittance procedure is utilized in connection with the exercise, full payment of the aggregate Exercise Price must accompany the Notice to Exercise and delivered to the Corporation in order to effect the exercise of the Option Shares.

                    d.  Furnish to the Corporation appropriate
          documentation that the person or persons exercising the Option Shares (if other than the Optionee) have the right to exercise this option.

               2. As soon as practical after the Exercise Date the Corporation shall issue to, or on behalf of, the Optionee (or any other authorized person or persons exercising this option) the purchased Option Shares.

          3. In no event may this option be exercised for any fractional shares.

          J.   COMPLIANCE WITH LAWS AND REGULATIONS

               1. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange, or the Nasdaq National Market, if applicable, on which the Common Stock may be listed for trading at the time of such exercise and issuance.

               2. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

          K. SUCCESSORS AND ASSIGNS Except to the extent otherwise provided in Paragraphs C and F, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Optionee, the Optionee's assigns and the legal representatives, heirs and legatees of the Optionee's estate.

          L. NOTICES Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Plan Administrator at the Corporation's principal office. Any notice required to be given or delivered to the Optionee shall be in writing and addressed to the Optionee at the address indicated on the Notice of Grant. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          M. CONSTRUCTION This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

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          N.   GOVERNING LAW  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.



                                   EXHIBIT I

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                        NOTICE TO EXERCISE STOCK OPTIONS
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I  hereby notify ENCAD, Inc. that I elect to exercise __________ shares pursuant from the stock option (the "Option") granted to me on ____________________ to purchase up to __________ shares of ENCAD Common Stock at an option price of $__________ per share (the "Option Price").

Concurrently with the delivery of this Notice to Exercise I shall pay to ENCAD the Option Price for the exercised shares in accordance with the provisions of my agreement with ENCAD evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a
condition for exercise.   I shall also make appropriate arrangements for the
satisfaction of the federal, state and local income and employment tax withholding requirements applicable to my option exercise.

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Optionee Name:
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Mailing Address:
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City/State/Zip Code:
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Social Security Number:           Telephone Number/Extension:
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Method of exercise (check one):
Cash/check / /

Cashless:            / /
  Exercise and hold  / /  Number of shares____
  Exercise and sell       / / Number of shares____
  Stock                       / / Number of shares____ Attestation form attached
/ /                           Certificate attached     / /
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Delivery

     Name:_____________________________________________________________________

Instructions:

     Address:__________________________________________________________________

     DTC
#:________________________________________________________________

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Broker:    Name:_______________________________________________________________

           Address:____________________________________________________________

           Phone #:____________________________________________________________

           Account #:__________________________________________________________
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Optionee Signature:                            Date:


______________________________________________ ________________________________

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Exercise Procedures:
1.  Complete, sign and return the Notice to Exercise form to Karen Patchen.

2. For cash transactions, a personal check or cashier's check must be provided before the exercise will be processed.

3. For stock swaps, the stock certificate(s) used in exchange for the options shares must be duly executed by a bank participating in the Medallion program.

4. If exercising through a brokerage firm, submit the Notice to Exercise prior to contacting the broker to avoid a delay in processing.

5. Cash exercises are processed the same day payment is received. Fair Market Value will be established by the closing price (last trade) of ENCAD Common Stock on the day of exercise or, to the extent you engage in a same-day sale of the shares, the gross selling price of those shares. Allow approximately five business days for delivery of your certificate.

Note: This Notice to Exercise is valid for 30 days only. If a transaction does not take place within 30 days, a new form must be completed.
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PLAN ADMINISTRATION USE ONLY
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Date verified with broker:             Date entered into system:
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Date payment received:                 Date sent to transfer agent:
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FMV Date:                              Date confirmation sent to Optionee:
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Comments:


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                                   APPENDIX

The following definitions shall be in effect under the Agreement:

     A.   AGREEMENT shall mean this Stock Option Agreement.

     B.   BOARD shall mean the Corporation's Board of Directors.

     C.   COMMON STOCK shall mean the Corporation's common stock.

     D. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

          1. A merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          2. The sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     E.   CORPORATION shall mean ENCAD, Inc., a Delaware corporation.

     F. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the Corporation as to both the work to be performed and the manner and method of performance.

     G. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph I of the Agreement.

     H. EXERCISE PRICE shall mean the exercise price per share as specified in the Notice of Grant.

      I. EXPIRATION DATE shall mean the date on which the option expires as specified in the Notice of Grant.

      J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          1. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          2. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     K. GRANT DATE shall mean the date of grant of the option as specified in the Notice of Grant.

     L. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by the Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by the Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of the Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

     M. NON-STATUTORY STOCK OPTION shall mean an option not intended to satisfy the requirements of Internal Revenue Code Section 422.

     N. NOTICE TO EXERCISE shall mean the Notice to Exercise attached hereto as Exhibit I.

     O. NOTICE OF GRANT shall mean the Notice of Grant of Stock Options accompanying this Agreement, pursuant to which the Optionee has been informed of the basic terms of the option evidenced hereby.

     P. OPTION SHARES shall mean the number of shares of Common Stock subject to the option as specified in the Notice of Grant.

     Q. OPTION TERM shall mean the term of the option as specified in the Notice of Grant.

     R. OPTIONEE shall mean the person to whom the option is granted as specified in the Notice of Grant.

     S. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     T. PERMANENT DISABILITY shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     U.   PLAN shall mean the Corporation's 1998 Stock Option Plan.

     V. PLAN ADMINISTRATOR shall mean either the Board or a committee or designee(s) of the Board acting in its administrative capacity under the Plan.

     W. SERVICE shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee.

     X. STOCK EXCHANGE shall mean either the New York Stock Exchange or the American Stock Exchange.

      Y. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.